Exhibit 10.98
COMMON STOCK AND WARRANT PURCHASE AGREEMENT
Between
SEDONA Corporation
and

     COMMON STOCK AND WARRANT PURCHASE AGREEMENT dated as of                     , 20___ (the “Agreement”), between                      (the “Investor”), and SEDONA Corporation, a corporation organized and existing under the laws of the Commonwealth of Pennsylvania (the “Company”).
     WHEREAS, the Investor desires to invest and the Company desires to issue and sell to the Investor certain shares of Common Stock of the Company and a Warrant to purchase Shares of Common Stock of the Company upon the terms and subject to the conditions contained herein;
     NOW, THEREFORE, the parties hereto agree as follows:
ARTICLE I
Certain Definitions
Section 1.1. “Closing” shall mean the closing of the purchase and sale of the Common Stock and Warrant pursuant to Section 2.1.
Section 1.2. “Common Stock” shall mean the Company’s common stock, $.001 par value per share, issued pursuant to the terms and conditions hereof.
Section 1.3. “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
Section 1.4. “Permitted Transferee” shall mean any of the following to whom the Investor may transfer the Common Stock or Warrant hereunder provided that such individual or entity agrees to abide by the terms set forth herein: the Investor’s spouse, parents, children (natural or adopted), stepchildren or grandchildren or a trust for their sole benefit of which the Investor is the settlor; provided, however, that any such trust does not require or permit distribution of any Common Stock or Warrant during the term of this Agreement unless subject to its terms, or to individuals who are accredited investors within the meaning of Rule 501 of Regulation D under the 1933 Act.
Section 1.5. “Person” shall mean an individual, a corporation, a partnership, a limited liability company, an association, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.
Section 1.6. “Principal Market” shall mean the American Stock Exchange, the New York Stock Exchange, the NASDAQ National Market, the NASDAQ SmallCap Market or the OTC Bulletin Board, whichever is at the time the principal trading exchange or market for the Common Stock, based upon share volume.
Section 1.7. “Purchase Price” shall equal the total number of shares of Common Stock set forth on Schedule 1 hereto multiplied by $                    .
Section 1.8. “Registrable Securities” shall mean the Common Stock and the Warrant Shares until (i) the Registration Statement has been declared effective by the SEC, and all Common Stock and Warrant Shares have been disposed of pursuant to the Registration Statement, (ii) all Common Stock and Warrant Shares have been sold under circumstances under which all of the applicable conditions of Rule 144 (or any similar provision then in force) under the Securities Act (“Rule 144”) are met, (iii) all Common Stock and Warrant Shares have been otherwise transferred to holders who may trade such shares without restriction under the Securities Act, and the Company has delivered a new certificate or other evidence of ownership for such securities not bearing a restrictive legend or (iv) such time as, in the opinion of counsel to the Company, all Common Stock and Warrant Shares may be sold without any time, volume or manner limitations pursuant to Rule 144(k) (or any similar provision then in effect) under the Securities Act.
Section 1.9. “Registration Rights Agreement” shall mean the agreement regarding the filing of the Registration Statement for the resale of the Registrable Securities, entered into between the Company and the Investor as of the Closing Date in the form annexed hereto as Exhibit A.
Section 1.10. “Registration Statement” shall mean a registration statement on such form promulgated by the SEC for which the Company then qualifies and which counsel for the Company shall deem appropriate, and which form shall be available for the resale by the Investor of the Registrable Securities to be registered thereunder.
Section 1.11. “SEC” shall mean the Securities and Exchange Commission.
Section 1.12. “SEC Documents” shall mean the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006 and each report, proxy statement or registration statement filed by the Company with the SEC pursuant to the Exchange Act or the Securities Act since the filing of such Annual Report through the date hereof.

Section 1.13. “Trading Day” shall mean any day during which the Principal Market shall be open for business.
Section 1.14. “Transfer” shall mean any sale, assignment, encumbrance, hypothecation, pledge, conveyance in trust, gift, transfer by request, devise or descent, or other transfer or disposition of any kind.
Section 1.15. “Warrant” shall mean the Warrant substantially in the form of Exhibit B to be issued to the Investor hereunder.
Section 1.16. “Warrant Shares” shall mean all shares of Common Stock or other securities issued or issuable pursuant to exercise of the Warrant.
ARTICLE II
Purchase and Sale of Common Stock and Warrant
Section 2.1. Investment.
     (a) Upon the terms and subject to the conditions set forth herein, the Company agrees to sell, and the Investor agrees to purchase the Common Stock together with the Warrant at the Purchase Price on the Closing Date (as hereinafter defined), as set forth on Schedule 1.
     (b) The Closing of the sale and purchase of the Common Stock together with the Warrant under this Agreement shall take place at the offices of SEDONA Corporation, 1003 W. Ninth Avenue, Second Floor, King of Prussia, PA 19406 on                     , 20___ or such other time, date and place as are mutually agreeable to the Company and the Investor. At the Closing, the Company will deliver to the Investor certificates for the Common Stock, registered in the name of the appropriate Investor, and Warrant against payment to the Company of each Investor’s proportionate amount of the Purchase Price as set forth on the signature pages hereto, by wire transfer, check or other method acceptable to the Company. The date of the Closing is hereinafter referred to as the “Closing Date.”
     (c) The Closing is subject to the satisfaction or waiver by the party to be benefited thereby of the following conditions:
(i)	acceptance and execution by the Company and by the Investor of this Agreement and the Registration Rights Agreement;

(ii)	all representations and warranties of the Investor contained herein shall remain true and correct as of the Closing Date (as a condition to the Company’s obligations);

(iii)	the Company shall have obtained all permits and qualifications, if any, required by any state for the offer and sale of the Common Stock and Warrant, or shall have the availability of exemptions therefrom;

(iv)	the sale and issuance of the Common Stock and the Warrant hereunder, and the proposed issuance by the Company to the Investor of the Common Stock underlying the Warrant upon exercise thereof shall be legally permitted by all laws and regulations to which the Investor and the Company are subject and there shall be no ruling, judgment or writ of any court prohibiting the transactions contemplated by this Agreement;
ARTICLE III
Representations and Warranties of the Investor
     The Investor represents and warrants to the Company that:
Section 2.2. Intent. The Investor is entering into this Agreement for its own account and not with a view to or for sale in connection with any distribution of the Common Stock. The Investor has no present arrangement (whether or not legally binding) at any time to sell the Common Stock, Warrant or Warrant Shares to or through any Person or entity; provided, however, that by making the representations herein, the Investor does not agree to hold such securities for any minimum or other specific term (other than as specified herein) and reserves the right to dispose of the Common Stock and Warrant Shares at any time in accordance with federal and state securities laws applicable to such disposition and such Section 4.3.
Section 2.3. Sophisticated Investor. The Investor is a sophisticated investor (as described in Rule 506(b)(2)(ii) of Regulation D), and the Investor has such experience in business and financial matters that it has the capacity to protect its own interests in connection with this transaction and is capable of evaluating the merits and risks of an investment in the Common Stock, Warrant and Warrant Shares. The Investor acknowledges that an investment in the Common Stock, Warrant and Warrant Shares is speculative and involves a high degree of risk. The Investor has adequate means of providing for Investor’s current needs and personal contingencies and has no need for the liquidity in Investor’s investment in the Common Stock, Warrant and the Warrant Shares and is capable of bearing the economic risks attendant to an investment in the Common Stock, Warrant and the Warrant Shares including the total loss thereof.
Section 2.4. Authority. This Agreement and the Registration Rights Agreement has been duly authorized and validly executed and delivered by the Investor and is a valid and binding agreement of the Investor enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.
Section 2.5. Not an Affiliate. The Investor is not an officer, director or “affiliate” (as that term is defined in Rule 405 of the Securities Act) of the Company.

Section 2.6. Disclosure; Access to Information. The Investor and Investor’s professional advisers have been furnished satisfactory responses to their inquiries and all materials which they have requested relating to the Company and its past and proposed activities. They have been afforded the opportunity to ask questions of, and to receive answers from the Company and to obtain additional information which the Company possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of the information provided to the Investor.
Section 2.7. Manner of Sale. At no time was the Investor presented with or solicited by or through any leaflet, public promotional meeting, television advertisement or any other form of general solicitation or advertising.
Section 2.8. Independent Advice. The Investor acknowledges that the Investor has been advised to consult with Investor’s own attorney, accountant, investment advisor, or other professional advisors concerning the investment in the Common Stock and Warrant of the Company including, without limitation, tax matters relating to the purchase, sale and ownership of the Common Stock and Warrant.
Section 2.9. Illiquidity. The Investor understands, acknowledges and agrees that due to restrictions described in this Agreement and the lack of any market existing or likely to exist for the Common Stock, the Warrant and the Warrant Shares, the Investor’s investment in the Common Stock, Warrant and Warrant Shares will be highly illiquid.
Section 2.10. Limitation of Transfer. The Common Stock, the Warrant and the Warrant Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or registered or qualified under any applicable state securities laws and regulations. Therefore, the Common Stock, the Warrant and the Warrant Shares will be restricted and cannot be offered, sold, transferred, pledged or hypothecated to any person, other than a Permitted Transferee, unless they are subsequently registered under the Securities Act and registered or qualified under applicable state securities laws or an exemption from such registration and qualification is available and the favorable opinion of counsel acceptable to the Company to that effect is obtained by the Investor. Furthermore, no Transfer shall be effected by the Company unless such transfer exceeds one hundred (100,000) thousand shares.
Section 2.11. Accredited Investor Status. The Investor is an “accredited investor”, as defined in Rule 501(a) of Regulation D under the Securities Act by virtue of one or more of the following (specify by checking appropriate line or lines):
(a)	A natural person whose individual net worth, or joint net worth with his/her spouse, presently exceeds $1,000,000.

Yes No

(b)	A natural person whose individual income in each of the last two most recent years was in excess of $200,000, and he/she reasonably expects to reach the same income level in the current year.

Yes No

(c)	A natural person whose joint income with Investor’s spouse in each of the two most recent years was in excess of $300,000 and he/she reasonably expects to reach the same income level in the current year.

Yes No

(d)	An organization, described in Section 501(c) (3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, nor formed for the specific purpose of acquiring the Units offered, with total assets in excess of $5,000,000.

Yes No

(e)	A director or executive officer of the Company.

Yes No

(f)	A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Common Stock Warrant and Warrant Shares, whose purchase is directed by an individual with such knowledge and experience in financial and business matters that he/she is capable of evaluating the merit and risks of an investment in the Company.

Yes No

(g)	A bank or savings and loan association, as defined in the Securities Act, whether acting in its individual or fiduciary capacity.

Yes No

(h)	A broker or dealer registered pursuant to the Securities Exchange Act of 1934, as amended.

Yes No

(i)	An insurance company, as defined in the Securities Act.

Yes No

(j)	An investment company registered under the Investment Company Act of 1940, as amended.

Yes No

(k)	A business development company, as defined in the Investment Company Act of 1940, as amended.

Yes No

(l)	A Small Business Investment Company licensed by the U.S. Small Business Administration.

Yes No

(m)	A plan established and maintained by the state, its political subdivisions, or an agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000.

Yes No

(n)	An employee benefit plan within the meaning of Title I of the Employment Retirement Income Security Act of 1974 (ERISA), as amended, if the investment decision with respect to this investment is made by a plan fiduciary, as defined in ERISA, which is either a bank, insurance company, or registered investment advisor, or if the employee benefit plan has total assets in excess of $5,000,000.

Yes No

(o)	A private business development company, as defined in the Investment Advisors Act of 1940, as amended.

Yes No

(p)	An entity in which all of the equity owners are “accredited investors” as set forth above.

Yes No
ARTICLE III
Covenants of the Investor
     The Investor covenants with the Company that:
Section 3.1. Compliance with Law. The Investor’s trading activities with respect to             shares of the Company’s Common Stock will be in compliance with all applicable state and federal securities laws, rules and regulations and rules and regulations of the Principal Market on which the Company’s Common Stock is listed.
Section 3.2. Limitation on Short Sales. The Investor agrees that it will make no short sales (as defined in any applicable SEC or NASD rules) of the Company’s Common Stock while the Investor holds any of the Common Stock issued hereunder.
Section 3.3. Restrictions on Transfer of Common Stock. The Investor agrees not to Transfer the Common Stock, other than to a Permitted Transferee pursuant to the terms set forth herein, until the completion of filing and effectiveness of the Registration Statement and, once the Registration Statement is effective, according to the following schedule:
          (a)                     shares of Common Stock shall be restricted from Transfer until the earlier of the following: (1) the average closing price of the Company’s Common Stock on the Principal Market for a period of 5 Trading Days exceeds $                     per share; or (2)                     , 20___.
          (b)                     shares of Common Stock shall be restricted from Transfer until the earlier of the following: (1) the average closing price of the Company’s Common Stock on the Principal Market for a period of 5 Trading Days exceeds $                     per share; or (2)                     , 20___.
Notwithstanding the foregoing, the Investor agrees that no Transfer shall be effected by the Company unless such Transfer exceeds one hundred (100,000) thousand shares of Common Stock.
Section 3.4. Restrictions on Transfer of Warrant Shares. The Investor agrees not to Transfer the Warrant Shares, other than to a Permitted Transferee pursuant to the terms set forth herein, until the later of (i) completion of filing and effectiveness of the Registration Statement and (ii)                     , 20___. Notwithstanding the foregoing, the Investor agrees that no Transfer shall be effected by the Company unless such Transfer exceeds one hundred (100,000) thousand Warrant Shares.
Section 3.5. Duty to Correct Information. All of the information which is set forth below in this Agreement with respect to the Investor is correct and complete as of the date hereof and if there should be any material change in such information, the Investor will immediately furnish the revised or corrected information in writing to the Company. The Investor understands that the Company has relied on the representations, warranties and covenants set forth herein in determining that the investment is exempt from the registration requirements of the Securities Act.
ARTICLE IV
Covenants of the Company
Section 4.1. Reservation of Common Stock. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, shares of Common Stock for the purpose of enabling the Company to issue the Warrant Shares pursuant to the exercise of the Warrant. The number of shares so reserved from time to time, as theretofore increased or reduced as hereinafter provided, may be reduced by the number of shares actually issued pursuant to any exercise of the Warrant and the number of shares so reserved shall be increased or decreased to reflect potential increases or decreases in the Common Stock that the Company may thereafter be obligated to issue by reason of adjustments to the Warrant pursuant to Section 10 thereof.
ARTICLE V
Non-Disclosure of Non-Public Information.
Section 5.1. Non-Disclosure of Non-Public Information. Nothing herein shall require the Company to disclose material non-public information to the Investor, advisors to or representatives of the Investor or any underwriter. Other than disclosure of any comment letters received from the SEC staff with respect to the Registration Statement, the Company may, as a condition to disclosing any non-public information hereunder, require the Investor’s advisors and representatives to enter into a confidentiality agreement in form and content reasonably satisfactory to the Company and the Investor.
ARTICLE VI
Legends
   Section 6.1. Legends. (a) Unless otherwise provided below, each certificate representing the Common Stock will bear the following legends or equivalent (the “Legend”):
THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR REGISTERED OR QUALIFIED UNDER STATE SECURITIES LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD OR TRANSFERRED UNTIL (i) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND SUCH APPLICABLE STATE SECURITIES SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO, OR (ii) IN THE OPINION OF COUNSEL, ACCEPTABLE TO THE COMPANY, REGISTRATION OR QUALIFICATION UNDER THE SECURITIES ACT OR SUCH APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED OFFER, SALE OR TRANSFER.
THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS AS SET FORTH IN A COMMON STOCK AND WARRANT AGREEMENT BETWEEN THE COMPANY AND THE SHAREHOLDER DATED AS OF                     , 20___, A COPY OF WHICH IS AVAILABLE UPON THE REQUEST OF THE REGISTERED HOLDER HEREOF TO THE SECRETARY OF THE COMPANY.
(B) The Warrant and the Warrant Shares shall also bear certain legends as set forth in more detail in the Warrant.

ARTICLE VII
Choice of Law
Section 7.1. Governing Law; Consent to Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania without regard to the choice of law or conflicts of law provisions thereof. Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the non-exclusive jurisdiction of the courts of the Commonwealth of Pennsylvania and of the United States of America, located in the Commonwealth of Pennsylvania, for any action, proceeding or investigation in any court or before any governmental authority (“Litigation”) arising out of or relating to this Agreement and the transactions contemplated hereby, and further agrees that service of any process, summons, notice or document by U.S. registered mail to its respective address set forth in this Agreement shall be effective service of process for any Litigation brought against it in any such court. Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any Litigation arising out of this Agreement or the transaction contemplated hereby in the courts of the Commonwealth of Pennsylvania or the United States of America, located in the Commonwealth of Pennsylvania, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Litigation brought in any such court has been brought in an inconvenient forum.
ARTICLE VIII
Assignment
Section 8.1. Assignment. The rights of the Investor hereunder may not be assigned without the express written consent of the Company. Notwithstanding the foregoing, the provisions of this Agreement shall inure to the benefit of, and be enforceable by, any Permitted Transferee of any of the Common Stock or Warrant purchased or acquired by any Investor hereunder with respect to the Common Stock or Warrant held by such Person; provided however that such no assignment shall be in an amount less than One Hundred (100,000) shares of Common Stock.
ARTICLE IX
Notices
Section 9.1. Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) hand delivered, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the first business day following the date of sending by reputable courier service, fully prepaid, addressed to such address, or (c) upon actual receipt of such mailing, if mailed. The addresses for such communications shall be:

If to the Company:	Sedona Corporation
1003 W. Ninth Avenue
Second Floor
King of Prussia, PA 19406
Attention: Chief Financial Officer
Facsimile: 610-337-8490

with a copy to	White & Williams LLP
Attention: Carl Koerner, Esq.
One Penn Plaza
18th Floor, Suite 1801
New York, NY 10119
Telephone: 212-244-9500
Facsimile: 212-868-4844

if to the Investor:	As set forth on the signature pages hereto.
Either party hereto may from time to time change its address or facsimile number for notices under this Section 10.1 by giving written notice of such changed address or facsimile number to the other party hereto as provided in this Section 10.1.
ARTICLE X
Miscellaneous
Section 10.1. Counterparts/Facsimile/. This Agreement may be executed in multiple counterparts, each of which may be executed by less than all of the parties and shall be deemed to be an original instrument which shall be enforceable against the parties actually executing such counterparts and all of which together shall constitute one and the same instrument. Except as otherwise stated herein, in lieu of the original documents, a facsimile transmission or copy of the original documents shall be as effective and enforceable as the original. This Agreement may be amended only by a writing executed by all parties.
Section 10.2. Amendments. This Agreement may be modified by the Company from time to time to cure any ambiguity or correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company may deem necessary or desirable and which shall not materially adversely affect the interest of the

Investor and, in addition, the Company may modify, supplement, or alter this Agreement at any time with the written consent of the Investor.
Section 10.3. Entire Agreement. This Agreement, the agreements attached as Exhibits hereto, which include the Warrant and the Registration Rights Agreement, set forth the entire agreement and understanding of the parties relating to the subject matter hereof and supersedes all prior and contemporaneous agreements, negotiations and understandings between the parties, both oral and written relating to the subject matter hereof. The terms and conditions of all Exhibits to this Agreement are incorporated herein by this reference and shall constitute part of this Agreement as is fully set forth herein.
Section 10.4. Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that such severability shall be ineffective if it materially changes the economic benefit of this Agreement to any party.
Section 10.5. Headings. The headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.
Section 10.6. Replacement of Certificates. Upon (i) receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of a certificate representing the Common Stock, Warrant or Warrant Shares and (ii) in the case of any such loss, theft or destruction of such certificate, upon delivery of an indemnity agreement or security reasonably satisfactory in form to the Company (which may include the posting of any bond) or (iii) in the case of any such mutilation, on surrender and cancellation of such certificate, the Company at its expense will execute and deliver, in lieu thereof, a new certificate of like tenor.
Section 10.7. Fees and Expenses. Each of the Company and the Investor agrees to pay its own expenses incident to the performance of its obligations hereunder.
Section 10.8. Brokerage. Except for the brokers or finders set forth on Schedule 2, whose fees shall be paid by the Company, each of the parties hereto represents that it has had no dealings in connection with this transaction with any finder or broker who will demand payment of any fee or commission from the other party. The Company on the one hand, and the Investor, on the other hand, agree to indemnify the other against and hold the other harmless from any and all liabilities to any Person claiming brokerage commissions or finder’s fees on account of services purported to have been rendered on behalf of the indemnifying party in connection with this Agreement or the transactions contemplated hereby.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

SEDONA CORPORATION
By:
Anita M. Primo Vice President & Chief Financial Officer
Investor:

Address:	By:

Schedule 1
Investment
The Investor shall pay the Company the Purchase Price of $                     in exchange for: (i)                      Shares of Common Stock and (ii) a Warrant to purchase                      shares of Common Stock at a purchase price of $                     per share.

Schedule 2
Brokers
No broker services were used with regard to this transaction.

Exhibit A
Registration Rights Agreement

Exhibit B
Warrant